Exhibit 99.1

FOR IMMEDIATE RELEASE

Think Partnership Second Quarter 2006 Financial Results

Record Revenues - up 87%; Record EBITDA - up 122%

CLEARWATER, Fla. — August 10, 2006 —  Think Partnership. (AMEX:THK), an international leader in interactive performance-based marketing and related Internet technologies, reported financial results for the second quarter ending June 30, 2006.

As compared to the previous quarter and same period a year ago:

•                  Revenues were $19.3 million, up 60% from $12.1 million in the previous quarter and up 87% from $10.3 million a year ago.

•                  Net Income was $72.9 thousand, up from a loss of $0.7 million in the previous quarter, and down from $0.2 million a year ago.

•                  Fully diluted earnings per common share were a loss of $(0.03), a decrease compared to a loss of ($0.02) in the previous quarter, and $0.01 per share in the same period a year ago. The loss is primarily due to a preferred dividend payment of $0.6 million and accretion of preferred redeemable stock of $0.9 million.

•                  Earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) were $2.0 million, up 555% from $0.3 million reported in the previous quarter, and up 122% from $0.9 million reported a year ago. A reconciliation of EBITDA to income from operations is included at the end of this release.

Other Q2 2006 Highlights

•                  Acquired Litmus Media, Inc., which adds unique click fraud prevention and abandoned shopping cart re-marketing technologies for the performance-based advertising, search marketing, and e-retailing industries.

•                  Acquired iLead Media, an industry leader in online sales lead generation, and recognized by the Internet’s affiliate advertising industry for its “Best Practices.”

•                  Acquired Web Diversity Limited, a leading paid search management and organic search company, which expanded the company’s paid search management and organic search business to Europe and Asia.

•                  Closed equity financing of $26.5 million to fund acquisition of Litmus Media and general corporate purposes.

•                  President Scott P. Mitchell, an accomplished senior manager and noted for helping launch HSN.com, Rollingstone.com, and Tunes.com, assumed the role of chief executive officer and was appointed to the board of directors.

•                  Added legendary entrepreneur Bob Geras, respected investor George Mellon, and technology innovator Josh Metnick to the board of directors.

•                  Opened new offices in Hong Kong to serve business throughout the Asia-Pacific region, including China, Japan, and Australia.

•                  Engaged Liolios Group, Inc. to lead investor relations and financial communications efforts, and help build long-term relationships with leading analysts, money managers and institutions.

“Think Partnership continued to expand its industry leadership position this quarter while also undergoing a significant transformation,” said Think Partnership’s CEO and president, Scott Mitchell. “This included transitions to new senior management, new corporate governance, new acquisitions, and a revolutionary integration of our subsidiaries and divisions.

“While some of these changes will take a few quarters to become fully realized, initial benefits can be seen in better product and cross-divisional integration, product roadmap, and particularly record revenue and EBITDA.”

Continued Mitchell, “Our consumer services division experienced some decline.  However George Douaire, the new president of that division, has been installed to direct change and correct these issues. His exceptional track record within Think Partnership has already been demonstrated and some of his recent changes have had a significant impact. We expect to see accelerated growth and profitability across the board as we continue to integrate our recent acquisitions, as well as drive new operational efficiencies and strategic business relationships throughout the organization.

“Our focus continues to be on developing and expanding our products, services, technology, and talent — all of which makes Think Partnership a world-class, performance-based interactive marketing company. We are now managing tremendous worldwide opportunities that have set us on an excellent course for the balance of 2006 and beyond.”

About Think Partnership, Inc.

Think Partnership Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick, PrimaryAds, iLeadMedia, Kowabunga, BabyToBee, and MarketSmart.  Visit www.thinkpartnership.com for more information.

Regarding Forward Looking Statements

Statements made in this press release that express the company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the company’s report, as filed with the Securities and Exchange Commission on Form 8-K, filed June 7, 2006, under the section headed “Risk Factors,” as well as Form 10-QSB for the quarter ended June 30, 2006, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the company’s forward-looking statements.

THINK PARTNERSHIP INC

CONSOLIDATED STATEMENT OF OPERATIONS

Six and Three Months Ended June 30, 2006 and 2005

	Six Months Ended		Three Months Ended
	2006	2005	2006	2005
Net Revenue	$31,352,031	$19,487,285	$19,301,638	$10,314,806

Cost of Revenue	11,760,411	6,765,676	8,406,531	3,539,602
Gross Profit	19,591,620	12,721,609	10,895,107	6,775,204
Operating Expenses
Selling, General and Administrative	18,758,399	11,288,834	9,701,831	6,020,587
Amortization of Purchased Intangibles	1,424,432	563,550	868,933	385,204
(Loss)Income from Operations	(591,211)	869,224	324,343	369,413
Other Income(Expenses)
Interest Income	4,274	77,242	3,414	22,592
Interest Expense	(435,951)	(34,495)	(193,570)	(23,407)
Other Income, Net	(7,150)	4,500	(9,092)	4,500
(Loss)Income before Income Tax (Benefit) Expense	(1,030,038)	916,471	125,095	373,098
Income Tax (Benefit) Expense	(394,298)	352,969	52,195	148,154
Net (Loss) Income	(635,740)	563,502	72,900	224,944
Other Comprehensive Income
Unrealized Gain on Securities	63,944	88,315	19,354	88,315
Foreign Currency Adjustment	246,507	0	296,077	0
Comprehensive (Loss)Income	($325,289)	$651,816	$388,331	$313,259

Net (Loss)Income Per Share
Basic	($0.05)	$0.02	($0.03)	$0.01
Fully Diluted	($0.05)	$0.01	($0.03)	$0.01

Weighted Average Shares (Basic)	43,423,722	32,999,634	46,776,865	33,323,369
Weighted Average Shares (Fully Diluted)		39,005,859		39,068,603

The accompanying notes to the condensed consolidated financial statements available in the company quarterly statement for the period ended June 30, 2006, as filed with the Securities and Exchange Commission, are an integral part of these statements.

THINK PARTNERSHIP INC

CONSOLIDATED BALANCE SHEET

June 30, 2006 and December 31, 2005

	June 30, 2006	December 31, 2005
Assets
Current Assets
Cash and Cash Equivalents	$3,333,015	$2,609,114
Restricted Cash	326,160	828,804
Accounts Receivable Net of Allowance for Doubtful Accounts of $125,320 and $33,280	11,424,344	4,223,599
Notes Receivable — Related Party	280,175	280,175
Refundable Corporate Income Taxes	647,613	1,526,968
Deferred Tax Asset	0	205,361
Prepaid Expenses and Other Current Assets	659,905	734,544
Total Current Assets	16,671,212	10,408,565
Property and Equipment, net	3,790,337	3,253,078
Other Assets
Goodwill	78,183,223	32,959,252
Intangible Assets	22,077,117	10,300,248
Other Assets	568,190	573,176
Total Other Assets	100,828,530	43,832,676
Total Assets	$121,290,079	$57,494,319

Liabilities and Shareholders’ Equity
Current Liabilities
Notes Payable —Current Portion	$1,464,696	$5,262
Note Payable — Related Party	135,197	429,761
Accounts Payable	7,969,911	3,443,603
Deferred Revenue	2,671,438	2,831,656
Client Prepaid Media Buys	155,509	774,877
Deferred Tax Liability	410,638	0
Derivative Financial Instruments	1,206,070	0
Accrued Expenses and Other Current Liabilities	1,126,651	1,309,301
Total Current Liabilities	15,140,110	8,794,460

Long-Term Liabilities	15,817,986	10,052,329

Redeemable Preferred Stock	18,444,896	—

Shareholders’ Equity
Preferred Stock, $.001 par value:
Authorized Shares — 5,000,000 — none issued or outstanding	—	—
Common Stock, $.001 par value:
Authorized Shares — 200,000,000
Issued Shares —52,413,695 as of June 30 and 38,222,030 as of December 31
Outstanding Shares —49,913,695 as of June 30 and 35,722,030 as of December 31	52,413	38,222
Additional Paid in Capital	77,482,182	42,375,320
Accumulated Deficit	(5,511,963)	(3,320,016)
Accumulated Other Comprehensive Income	404,455	94,004
Treasury Stock	(540,000)	(540,000)
Total Shareholders’ Equity	71,887,087	38,647,530
Total Liabilities and Shareholders’ Equity	$121,290,079	$57,494,319

The accompanying notes to the condensed consolidated financial statements available in the company quarterly statement for the period ended June 30, 2006, as filed with the Securities and Exchange Commission, are an integral part of these statements.

Reconciliation of Pre-Tax Income to EBIDTA

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	March 31, 2005
Pre Tax income	$125,094	($1,155,133)	$373,098	$543,373

Amortization	1,382,284	944,168	385,204	178,346
Depreciation	297,272	278,007	148,801	114,354
Net Interest Expense	190,156	241,521	815	(43,562)
Derivative adjustment	24,940	—	—	—
EBIDTA	$2,019,746	$308,563	$907,918	$792,511

Reconciliation of Net Income to Net Income Attributable to Common Shareholders

	Six Months Ended	Three Months Ended
Net (Loss) Income	($635,740)	$72,900
Dividend
Paid	(625,694)	(625,694)
Accretion	(930,513)	(930,513)
Net Loss Attributable to Common Shareholders	($2,191,947)	($1,483,307)

Weighted Average Shares
Basic and Fully Diluted	43,423,722	46,776,865

Earnigs Per Share	($0.05)	($0.03)

Notes:

The addition of Stock Options and the Preferred Stock conversion feature are Antidilutive to the EPS and therefore are not included when calculating fully dilued earnings per share, the fully diluted are therefore equal to the basic.

Contact:

Jody Brown, CFO

Think Partnership, Inc.

Tel 727.324.0046, ext. 123

Email:  jody.brown@thinkpartnership.com

or

Scott Liolios

The Liolios Group, Inc.

949.574.3860

Email:  scott@liolios.com

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